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                                                                   EXHIBIT 10.16


                       HUMMER(R) DEALER AGREEMENT                Dealer # 825302
                                                                          ------

This Agreement is between AM General Sales Corporation ("Company"), and
BOOMERSHINE HUMMER INC. ("Dealer"), a [Georgia corporation] [       partnership]
[sole proprietorship] and doing business as BOOMERSHINE HUMMER, and located at 2150 Cobb Parkway, Smyrna, GA. 30080.

SECTION 1: PURPOSE AND OBJECTIVES OF THIS AGREEMENT.

Company sells HUMMER(R) Products to Dealers for resale to Customers in the retail automotive and light truck marketplace. It is of vital importance to Company that HUMMER(R) Products are sold and serviced in a manner which promotes Customer satisfaction and confidence and leads to increased product acceptance. Accordingly, Company has established a network of authorized HUMMER(R) Dealers, operating at approved locations and in compliance with certain standards, to sell and service HUMMER(R) Products. Based upon the representations and promises of Dealer as set forth in this Dealer Agreement, Company agrees to appoint Dealer as an authorized HUMMER(R) dealer.

This Dealer Agreement sets forth the rights and responsibilities of Company as seller and Dealer as buyer of HUMMER(R) Products. Company enters into this Dealer Agreement in reliance upon Dealer's integrity, ability, expressed intention to deal fairly with the consuming public and with Company, and Dealer's promise to adhere to the terms and provisions of this Dealer Agreement. Likewise, Dealer enters into this Dealer Agreement in reliance upon the Company's integrity, ability, expressed intention to deal fairly with Dealer and the consuming public, and promise to adhere to the terms and provisions of this Dealer Agreement. Company and Dealer will not engage in conduct which may be detrimental to or adversely reflect upon the reputation of Company, Dealer, or HUMMER(R) Products in general.

SECTION 2: RIGHTS GRANTED TO DEALER.

Subject to the terms of this Dealer Agreement, Company hereby grants Dealer the non-exclusive right:

  A.  To buy from Company and resell to Customers HUMMER(R) Products;

  B. To identify itself as an authorized HUMMER(R) Dealer utilizing approved signs at the location(s) specified in this Dealer Agreement; and,

  C. To use the name HUMMER(R) and the HUMMER(R) Marks in the advertising, promotion, sale, and servicing of HUMMER(R) Products.

Company reserves the unrestricted right to sell HUMMER(R) Products and to grant the privilege of using the HUMMER(R) name or the HUMMER(R) Marks to other Dealers or entities, wherever they may be located.



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SECTION 3: RESPONSIBILITIES ACCEPTED BY DEALER.

Dealer accepts its appointment as an authorized HUMMER(R) Dealer and shall:

   A. Vigorously and aggressively promote, solicit, and sell HUMMER(R) Products in the Dealer's Marketing Area in volumes sufficient to comply with Dealer's Business Plan;

   B. Satisfactorily render prompt, workmanlike, courteous, and willing warranty, policy and retail service on all HUMMER(R) Products, regardless of where sold and by whom, pursuant to Company's then-current Service Policies and Procedures Manual;

   C. Establish and maintain satisfactory dealership facilities at the location(s) specified in this Dealer Agreement, which shall contain sufficient space for the storage, display, sales and service of HUMMER(R) Products, used HUMMER(R) and non-HUMMER(R) vehicles, customer parking and waiting, and office functions;

   D. Maintain and employ in connection with Dealer's operations sufficient investment, net working capital, net worth, lines of credit and retail finance plans as may be required to enable Dealer to fulfill all of the Dealer's responsibilities under this Dealer Agreement.

SECTION 4: TERM.

This Dealer Agreement is effective as of the date executed by the Company and shall continue in force until 90 days following the death or incapacity of Dealer Operator, unless earlier terminated. Upon request, Company may, in its discretion, defer the effective date of termination for a limited period of time to enable Dealer to conclude the winding up of the dealership business or the transfer of its assets or ownership previously approved under Section 22 of this Dealer Agreement. Any request for deferral must be made at least 30 days prior to the effective date of termination and no deferral is effective unless in writing and signed by an authorized Company representative.

SECTION 5: OWNERSHIP OF DEALER.

Company enters into this Dealer Agreement in reliance upon Dealer's representation that the following person(s), and only the following person(s), will be the Dealer Owner(s) and that they are committed to the achievement of the purposes and objectives of this Dealer Agreement:

                                                                 PERCENT
NAME                          ADDRESS                           OWNERSHIP

Walter M. Boomershine, Jr.    2150 Cobb Parkway                   100%
                              Smyrna, GA 30080
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Any change in ownership must be approved by Company as provided in Section 22 of this Dealer Agreement. Any change in ownership not approved by Company is a material breach of this Dealer Agreement.

SECTION 6: MANAGEMENT OF THE DEALERSHIP.

Company and Dealer agree that the retention of qualified management is critically important to the successful operation of Dealer's HUMMER(R) Dealership. Company, therefore, enters into this Dealer Agreement upon Dealer's representation that WALTER M. BOOMERSHINE, JR., President, and no other person, will exercise the function of HUMMER(R) Dealer Operator and is in complete charge of the Dealer with respect to Dealer's HUMMER(R) Operations. Dealer further agrees that the Dealer Operator shall devote his or her substantial efforts to Dealer's HUMMER(R) Operations. Any change in Dealer Operator must be approved by Company as provided in Section 22 of this Dealer Agreement. Any change in Dealer Operator that is not approved by Company is a material breach of this Dealer Agreement.

SECTION 7: APPROVED DEALER LOCATION(S).

Dealer may not sell to Customers outside the United States; otherwise, Dealer has no restrictions as to the Customers to whom it can sell HUMMER(R) Products. So that Company may establish and maintain an effective network of authorized HUMMER(R) Dealers, Company has approved the following facilities as the exclusive location(s) for Dealer's sale and servicing of HUMMER(R) Products and display of HUMMER(R) Marks:

          2150 COBB PARKWAY
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          SMYRNA, GA 30080
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Dealer may not, either directly or indirectly, display HUMMER(R) Marks or establish or conduct any dealership operations of the type contemplated in this Dealer Agreement, including the display, sale, or servicing of HUMMER(R) Products, at any location or facility other than those approved in this Dealer Agreement, or any amendment to this Dealer Agreement. Dealer may not modify or change the usage or function of nor add any additional franchises to any facility approved in this Dealer Agreement without Company's prior written consent, which will not be unreasonably withheld.

SECTION 8: STANDARD TERMS.

All of the terms and provisions of the "HUMMER(R) Dealer Agreement Standard Terms" are hereby incorporated into this Dealer Agreement by reference.



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SECTION 9: ADDITIONAL PROVISIONS.

In consideration of Company's agreement to appoint Dealer as an authorized HUMMER(R) Dealer, Dealer further agrees:

[ADDITIONAL PROVISIONS WILL BE SET FORTH ON ADDITIONAL PAGES]

SECTION 10: EXECUTION OF AGREEMENT.

Notwithstanding any other provision herein, this Dealer Agreement shall only be valid and binding if it is signed:

         A.  On behalf of Dealer by a duly authorized person;

         B. On behalf of Company, solely in connection with its limited undertaking herein, by the President or a Vice-President of Company.



Dealer                              Company

BOOMERSHINE HUMMER                  AM GENERAL SALES CORPORATION
---------------------------------


By: /s/Walter M. Boomershine, Jr.   By:  /s/ Gregory B. Daniel
   ------------------------------      --------------------------------


Its:  President                     Its:  Sr. Mgr. Contract Management
    ------------------------------      -------------------------------


Date:  7/22/92
     ------------------------
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                           HUMMER(R) DEALER AGREEMENT

                                 STANDARD TERMS

                               TABLE OF CONTENTS


SECTION 11:    DEFINITIONS...............................................  1

SECTION 12:    THE SALE OF HUMMER(R) PRODUCTS TO DEALER .................  2

         A.    ORDERS ...................................................  2
         B.    ORDER FULFILLMENT ........................................  2
         C.    TRANSFER OF TITLE ........................................  2
         D.    DELIVERY .................................................  2
         E.    DELAY OR FAILURE OF DELIVERY .............................  2
         F.    DIVERSION CHARGES ........................................  3
         G.    DAMAGE CLAIMS AGAINST CARRIERS ...........................  3
         H.    CHANGES IN SPECIFICATIONS, OPTIONS OR DESIGN .............  3
         I.    DISCONTINUANCE OF MANUFACTURE ............................  3

SECTION 13:    SERVICE OF HUMMER(R) PRODUCTS ............................  3

         A.    NEW MOTOR VEHICLE PRE-DELIVERY INSPECTION AND
               ADJUSTMENTS ..............................................  3
         B.    WARRANTY REPAIRS AND SPECIAL POLICY ADJUSTMENTS ..........  3
         C.    CAMPAIGN INSPECTIONS AND CORRECTIONS .....................  3
         D.    BODY WORK ................................................  4
         E.    OTHER SERVICE ............................................  4
         F.    USE OF GENUINE PARTS .....................................  4
         G.    USE OF NON-GENUINE PARTS .................................  4
         H.    PAYMENT FOR PRE-DELIVERY ADJUSTMENTS, WARRANTY
               AND CAMPAIGN WORK ........................................  4

SECTION 14:    PRICES AND TERMS OF SALE .................................  5

         A.    MOTOR VEHICLES ...........................................  5
         B.    PARTS AND ACCESSORIES ....................................  5

SECTION 15:    WARRANTIES ON HUMMER(R) PRODUCTS .........................  5

SECTION 16:    SALES TO OTHERS AND PURCHASES FROM OTHERS ................  6

SECTION 17:    BUSINESS PLANNING ........................................  6

         A.    BUSINESS PLAN ............................................  6
         B.    ANNUAL PLAN REVIEW .......................................  6
         C.    ANNUAL PERFORMANCE REVIEW ................................  7
         D.    FACILITIES REVIEW ........................................  7



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
SECTION 18: BUSINESS OPERATIONS ....................................................................................7

    A. TOOLS .......................................................................................................7
    B. HOURS OF OPERATION ..........................................................................................7
    C. SIGNS .......................................................................................................7
    D. PERSONNEL....................................................................................................7
    E. CUSTOMER EDUCATION ..........................................................................................7
    F. REPORTS......................................................................................................7
    G. DEALER'S STOCKS .............................................................................................8
    H. DEMONSTRATORS ...............................................................................................8
    I. CUSTOMER SATISFACTION .......................................................................................8
    J. TRADE PRACTICES AND ADVERTISING .............................................................................8
    K. COMPLIANCE WITH APPLICABLE LAWS .............................................................................8
    L. CUSTOMER DEPOSITS ...........................................................................................8
    M. SUGGESTED PRICE LABELS ......................................................................................8

SECTION 19: SYSTEMS ................................................................................................9

    A. SALES AND SERVICE SYSTEMS....................................................................................9
    B. DEALER COMMUNICATION SYSTEM .................................................................................9
    C. ADDITIONAL SYSTEMS ..........................................................................................9

SECTION 20: RECORDKEEPING, AUDITS, INSPECTIONS AND TESTS............................................................9

    A. RECORDS .....................................................................................................9
    B. INSPECTIONS AND TESTS .......................................................................................9
    C. AUDITS ......................................................................................................9

SECTION 21: INDEMNIFICATION........................................................................................10

    A. BY COMPANY .................................................................................................10
    B. CLAIMS .....................................................................................................10
    C. COOPERATION AND CHOICE OF COUNSEL ..........................................................................11

SECTION 22: CHANGE IN MANAGEMENT OR OWNERSHIP......................................................................11

    A. CHANGE IN MANAGEMENT .......................................................................................11
    B. NOMINAL CHANGE IN OWNERSHIP ................................................................................11
    C. MINORITY CHANGE IN OWNERSHIP................................................................................11
    D. MAJORITY CHANGE IN OWNERSHIP OR CONTROL ....................................................................12
    E. NON-ASSIGNABILITY OF DEALER AGREEMENT ......................................................................12
    F. RIGHT OF FIRST REFUSAL OR OPTION TO PURCHASE ...............................................................12
    G. EXERCISE OF RIGHT ..........................................................................................12

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

SECTION 23: SUCCESSION RIGHTS UPON DEATH OR INCAPACITY.........................................13

    A. SUCCESSOR ADDENDUM .....................................................................13
    B. RIGHTS OF REMAINING OWNERS .............................................................13
    C. LIMITATION ON OFFERS ...................................................................13
    D. CANCELLATION OF SUCCESSOR ADDENDUM .....................................................13

SECTION 24: TERMINATION........................................................................13

    A. BY DEALER ..............................................................................13
    B. FAILURE TO BE LICENSED .................................................................13
    C. MISREPRESENTATION.......................................................................14
    D. FAILURE TO CONDUCT OPERATIONS ..........................................................14
    E. DISQUALIFICATION OR CHANGE OF DEALER OPERATOR OR OWNER..................................14
    F. CONVICTION OF CRIME ....................................................................14
    G. FAILURE OF PERFORMANCE .................................................................14
    H. RELIANCE ON ANY APPLICABLE TERMINATION PROVISION .......................................14

SECTION 25: TRANSACTIONS AFTER TERMINATION.....................................................15

    A. ORDERS .................................................................................15
    B. DELIVERIES..............................................................................15
    C. EFFECT OF TRANSACTIONS AFTER TERMINATION ...............................................15

SECTION 26: TERMINATION ASSISTANCE.............................................................15


    A. REACQUISITION OF HUMMER(R) PRODUCTS ....................................................15
            1. MOTOR VEHICLES .................................................................15
            2. PARTS AND ACCESSORIES ..........................................................15
            3. TOOLS ..........................................................................15
    B. REACQUISITION PRICES ...................................................................16
            1. MOTOR VEHICLES .................................................................16
            2. PARTS AND ACCESSORIES ..........................................................16
            3. TOOLS ..........................................................................16
    C. ELECTION OF BENEFITS AND GENERAL RELEASE ...............................................16

SECTION 27: DEALER APPEAL BOARD ...............................................................16

SECTION 28: TRADEMARKS AND SERVICE MARKS.......................................................17

    A. OWNERSHIP...............................................................................17
    B. USE ....................................................................................17
    C. LITIGATION..............................................................................17

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
SECTION 29: GENERAL PROVISIONS...........................................................................17

    A. NO AGENT OR LEGAL REPRESENTATIVE STATUS ..........................................................17
    B. DEALER'S RESPONSIBILITY FOR ITS OPERATIONS .......................................................17
    C. TAXES ............................................................................................17
    D. NO IMPLIED WAIVERS ...............................................................................17
    E. ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES .....................................................17
    F. ACCOUNTS PAYABLE .................................................................................18
    G. REVIEW AND MODIFICATIONS OF DEALER AGREEMENT TERMS ...............................................18
    H. APPLICABLE LAW ...................................................................................18
    I. NOTICES ..........................................................................................18
    J. SEPARABILITY OR TERMINATION ......................................................................18
    K. SOLE AGREEMENT OF PARTIES ........................................................................18


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

SECTION 11: DEFINITIONS


As used in this Dealer Agreement, the following terms, when capitalized, shall have the following meanings:

     A. Business Plan - Dealer's detailed plan which describes how Dealer will develop its Marketing Area and fulfill its sales and service commitments pursuant to the Dealer Agreement.

     B. Company - AM General Sales Corporation, distributor of HUMMER(R) vehicles, parts and accessories.

     C. Customers - Prospective or actual purchasers of HUMMER(R) Products, other than Dealers.

     D. Dealer - The corporation, partnership or proprietorship that signs the Dealer Agreement.

     E. Dealer Agreement - The Dealer Agreement that is executed including other related Addenda, the Terms of Sales Bulletins and the Service Policies and Procedures Manuals.

     F. Dealer Operator - Principal manager of the Dealership upon whose personal qualifications, skill, and commitment Company relies in entering into this Dealer Agreement.

     G. Dealer Owner - Owner of five percent or more equity ownership or beneficial interest of Dealer.

     H. Dealer Premises - Approved facilities provided by Dealer for dealership operations.

     I. Dealer Selection Criteria - The qualifications and standards which prospective Dealer Operators and Dealer Owners must satisfy to be approved by Company.

     J. Dealer Selection Process - The process which an applicant must successfully complete prior to becoming a Dealer or Dealer Operator. This process includes: the application, questionnaires, assessment at the applicant's place of business, an orientation and interview, agreement upon a Business Plan and payment of a marketing/launch fee.

     K.   HUMMER(R) Products - Motor Vehicles, Parts and Accessories.

     L. Marketing Area - The geographic area assigned to Dealer by Company and identified in a Notice of Dealer's Marketing Area. The scope of the Marketing Area will be reviewed and may be adjusted on a yearly basis as part of the business planning process.

     M. HUMMER(R) Marks - The various trademarks, service marks, names and designs used by Company, and its affiliates, in connection with HUMMER(R) Products.



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     N.   Motor Vehicles - All current model types or series of new HUMMER(R)
          motor vehicles and all past HUMMER(R) motor vehicles marketed through Dealers.

     O. Parts and Accessories - New or remanufactured parts and accessories marketed or approved by Company and listed in current Dealer Parts Manuals and Bulletins.

SECTION 12: THE SALE OF HUMMER(R) PRODUCTS TO DEALER.

     A. ORDERS - Dealer shall submit to Company on the dates and in the manner specified by Company, (1) orders for the quantities and models of HUMMER(R) Motor Vehicles that Dealer will purchase during such succeeding month(s) as Company may designate from time to time, (2) estimates of the Dealer's requirements of HUMMER(R) Motor Vehicles for such further succeeding month(s) as Company may from time to time request, and (3) orders for Dealer's requirements for HUMMER(R) Parts and Accessories. All orders placed by Dealer are subject to acceptance by Company, which acceptance may be in whole or in part. Company is not obligated to accept any order from Dealer for any reason, including, but not limited to the default of Dealer on any obligation to Company.

     B. ORDER FULFILLMENT - Company will provide HUMMER(R) Products to Dealer in such quantities and types as may be ordered by Dealer, subject to
          (1) available supply from the manufacturing facilities, (2) Company's marketing requirements and (3) any change or discontinuance with respect to any particular HUMMER(R) PRODUCT. If, at any time, Company determines that the demand for certain HUMMER(R) Products exceeds the supply, then Company has the right to allocate the supply in a fair and equitable manner, which Company shall determine in its sole discretion. Company will provide Dealer with an explanation of its allocation system.

     C. TRANSFER OF TITLE - Title to all HUMMER(R) Products sold by Company to Dealer will pass to Dealer (or any other entity designated in writing by Dealer), and payment shall be due, upon delivery to the carrier or to Dealer, whichever occurs first, but Company shall retain a security interest in and the right to repossess any HUMMER(R) Product for which it has not received payment.

     D. DELIVERY - Company shall select the distribution points and the mode of transportation for delivery of HUMMER(R) Products to Dealer. Dealer shall reimburse Company for Destination Freight Charges or some functional equivalent as Company may in its discretion establish.

     E. DELAY OR FAILURE OF DELIVERY - Company shall not be liable for delay or failure to deliver HUMMER(R) Products if the delay or failure to deliver is the result of any event beyond Company's control, including but not limited to any law or regulation of any governmental entity, acts of God, foreign or civil wars, riots, interruptions of transportation, fires, floods, storms, strikes, lockouts, or other labor troubles, embargoes, blockades, or delay or failure of Company's suppliers to deliver necessary components of HUMMER(R) Products.




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     F.   DIVERSION CHARGES - If Dealer requests diversion of any HUMMER(R)
          Products shipped to Dealer, or if Company is required to divert any HUMMER(R) Product which Dealer has ordered and not canceled prior to shipment by Company, because of Dealer's failure or refusal to accept such product, Dealer will reimburse Company for any charges incurred as a result of the diversion. Dealer's liability for diversion charges shall not exceed the charge of returning the product to Company's original shipment point, plus all demurrage, storage or other charges related to the diversion. Dealer also is liable for and shall pay all charges accruing after arrival of the shipment at the distribution point established by Company.

     G. DAMAGE CLAIMS AGAINST CARRIERS - Upon Dealer's request, Company will provide reasonable assistance to Dealer in its efforts to recover against any carrier for loss or damage to HUMMER(R) Products.

     H. CHANGES IN SPECIFICATIONS, OPTIONS OR DESIGN - Company may, in its discretion and at any time, change the design or specifications of any HUMMER(R) Product or the availability of any options on any Motor Vehicle. Company need not provide change notices or make similar changes to any product previously purchased by or shipped to Dealer. No change shall be a model year change unless so specified by Company.

     I. DISCONTINUANCE OF MANUFACTURE - Company may discontinue the distribution of all or part of any HUMMER(R) Product, including any model, series, or body style of any Motor Vehicle, at any time without any obligation or liability to Dealer.

SECTION 13: SERVICE OF HUMMER(R) PRODUCTS.

     A. NEW MOTOR VEHICLE PRE-DELIVERY INSPECTION AND ADJUSTMENTS - Dealer will perform pre-delivery inspections and adjustments on each new HUMMER(R) Motor Vehicle and verify completion according to the procedures in the Service Policies and Procedures Manual.

     B. WARRANTY REPAIRS AND SPECIAL POLICY ADJUSTMENTS - Dealer will perform required warranty repairs on each qualified HUMMER(R) Motor Vehicle at the time of pre-delivery service and when requested by an owner, and specified policy adjustments approved by Company. When the vehicle is returned to its owner, Dealer will provide the owner with an explanation and copy of the repair document reflecting all services performed.

     C. CAMPAIGN INSPECTIONS AND CORRECTIONS - Dealer will find and correct suspected unsatisfactory conditions on HUMMER(R) Products identified by Company. Dealer will also determine that campaign inspections and corrections have been made on new and used HUMMER(R) Motor Vehicles in its inventory prior to sale and follow-up on HUMMER(R) Motor Vehicles on which campaigns are outstanding.




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



     13. BODY WORK - Dealer will provide body repair service for HUMMER(R) Motor Vehicles. Dealer can provide this service through its own body shop, or if Company agrees that unusual circumstances make it impractical for Dealer to own and operate its own body shop, by arrangement with an independent repair establishment approved by Company.

     E. OTHER SERVICE - Dealer shall vigorously and aggressively develop and solicit business for the repair and service of HUMMER(R) and non-HUMMER(R) motor vehicles at Dealer's Premises.

     F. USE OF GENUINE PARTS - Dealer will use only genuine HUMMER(R) or Company approved parts in performing pre-delivery adjustments (including transport damage), warranty repairs, special policy adjustments, campaign corrections or any other service for which Dealer expects reimbursement from Company and Dealer will purchase all such parts from Company unless another source is approved by Company in writing.

     G. USE OF NON-GENUINE PARTS - Owners and users of HUMMER(R) Motor Vehicles reasonably expect that the vehicles sold by Dealer and the parts and accessories sold or used by Dealer in servicing Motor Vehicles are marketed by Company. If in the performance of service work other than work to be paid for by Company, Dealer sells or uses parts and accessories not marketed by Company, it will give Customers written notice, prior to the sale or service, that the parts and accessories are not marketed or warranted by Company. Dealer also will not represent that vehicle modifications not specifically authorized by Company are warranted or approved by Company.

     H. PAYMENT FOR PRE-DELIVERY ADJUSTMENTS, WARRANTY AND CAMPAIGN WORK - Company will reimburse Dealer at a reasonable rate for parts and labor used in the performance of services, pre-delivery adjustments (including transport damage), warranty repairs, special policy adjustments, and campaign inspections and corrections in accordance with the policies set forth in the Service Policies and Procedures Manual. Dealer will not seek to be reimbursed at a rate for labor or parts that exceeds the rates generally charged by other automotive and light duty truck dealers in Dealer's Marketing Area. Dealer will not seek to be reimbursed for time spent in performing services, pre-delivery adjustments (including transport damage), warranty repairs, special policy adjustments and campaign inspections and corrections in amounts that exceed those shown in Company's Service Labor Time Standards Manual, except to the extent Dealer can establish that the time shown in the Manual for which it seeks reimbursement is unreasonable. Dealer will not charge Customers for pre-delivery adjustments (including transport damage), warranty repairs, special policy adjustments and campaign inspections and corrections except where a deductible or pro-rata charge applies. Company reserves the right to require Dealer to return to Company any or all parts for which Dealer receives reimbursement from Company.




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


SECTION 14: PRICES AND TERMS OF SALE.

     A. MOTOR VEHICLES - From time to time Company will furnish to Dealer a Dealer Price List and Vehicle Terms of Sale Bulletin setting forth the then current prices, destination charges and other terms of sale applicable to purchases of new HUMMER(R) Motor Vehicles. Company may issue a revised Dealer Price List or Vehicle Terms of Sale Bulletin at any time. Any increase in the price charged to Dealer for HUMMER(R) Motor Vehicles or optional equipment during a model year will not apply to bona fide sold orders submitted prior to the effective date of the price increase except to the extent the orders submitted by Dealer following notice of the price increase but prior to its effective date exceed the number of orders submitted by Dealer in the ninety (90) day period preceding notice of the price increase. Company will provide Dealer with written notice of any price increase before any Motor Vehicle to which the increase applies is shipped except for initial prices for a new model year or for any new model or body type. Any other change reflected in a revised Vehicle Terms of Sale Bulletin will apply to Motor Vehicles not shipped at the time the changes become effective.

     B. PARTS AND ACCESSORIES - From time to time Company will furnish to Dealer a Parts and Accessories Terms of Sale Bulletin setting forth the then current prices and other terms of sale applicable to HUMMER(R) Parts and Accessories. Company may issue a revised Parts and Accessories Terms of Sale Bulletin at any time. Any changes reflected in the revised Bulletin will apply to all Parts and Accessories not shipped at the time the changes become effective.

SECTION 15: WARRANTIES ON HUMMER(R) PRODUCTS.

Company warrants the HUMMER(R) Products it produces as set forth in the documents provided with the HUMMER(R) Products or as explained in the HUMMER(R) Manuals. Except as otherwise provided by law, the written HUMMER(R) warranties are the only warranties applicable to HUMMER(R) Products.

WITH RESPECT TO DEALERS, THE WRITTEN HUMMER(R) WARRANTIES ARE IN LIEU OF ALL OTHER WARRANTIES OR LIABILITIES, EXPRESSED OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY LIABILITY FOR COMMERCIAL LOSSES BASED UPON NEGLIGENCE OR MANUFACTURER'S STRICT LIABILITY.

Company neither assumes nor authorizes anyone to assume for it any other obligation or liability in connection with HUMMER(R) Products, and Company's maximum liability for breach of warranty is to repair or replace the affected product. Company does not warrant any motor vehicle, option, part or accessory acquired from any source other than Company. Dealer shall expressly incorporate into all sales contracts for HUMMER(R) Products the applicable Company warranties and provide a copy of all warranties to the purchaser.

SECTION 16: SALES TO OTHERS AND PURCHASES FROM OTHERS.

Dealer may purchase products from third parties without liability of any kind to Company except as provided in this Dealer Agreement. Company may sell HUMMER(R) Products to third parties (including without limitation to other Dealers) without liability of any kind to Dealer. Company may appoint other or additional HUMMER(R) Dealers near Dealer's Marketing Area when Company has determined that new or additional Dealer(s) are warranted based upon reasonable criteria established by Company.

SECTION 17: BUSINESS PLANNING.

     A. BUSINESS PLAN - Dealer and Company have discussed and agreed on Dealer's Business Plan which describes how Dealer will develop its Marketing Area and otherwise fulfill its sales and service commitments pursuant to this Dealer Agreement. Dealer will develop its assigned Marketing Area according to its Business Plan.

     B. ANNUAL PLAN REVIEW - Dealer will update its Business Plan annually, or more often if needed, and submit it to Company for joint review. Updated Business Plans will include any proposed modifications to the prior year's Business Plan and shall also include:

          1. A statement of Dealer's legal and financial structure, including capitalization, line of credit and equity ownership;

          2. A detailed description of the location, type and size of facilities utilized in the Dealer's operations;

          3.   A statement of performance standards;

          4.   A detailed organizational structure and staffing plan;

          5.   A plan for personnel development;

          6. Specific plans for maximizing customer satisfaction, including hours of operation and customer convenience systems;

          7.   Advertising, merchandising, and community relations plans; and

          8.   Other items as agreed to by Company and Dealer.

     If Company believes that changes to the Business Plan are necessary, Dealer will make the changes and resubmit its Business Plan. Failure to submit an acceptable Business Plan is a breach of this Dealer Agreement and is grounds for termination. Company will act in good faith in evaluating the Business Plan.

          C. ANNUAL PERFORMANCE REVIEW - Upon submission of Dealer's updated Business Plan, Dealer and Company shall jointly review Dealer's performance. Factors considered in evaluating Dealer's performance will include its attainment of the prior year's Business Plan objectives, Dealer's performance trends, Dealer's financial performance and the manner in which Dealer has conducted its operations.

          D. FACILITIES REVIEW - Company shall conduct periodic facility evaluations, including an evaluation of Dealer's compliance with Dealer's Business Plan. Modifications to facility plans will occur only if Company believes that a material change in marketing conditions warrants a modification.

SECTION 18: BUSINESS OPERATIONS.

          A. TOOLS - Dealer shall acquire from Company the tools, diagnostic and other equipment necessary to meet the facility, tool and equipment standards as Company may establish from time to time for all HUMMER(R) Dealers.

          B. HOURS OF OPERATION - Dealer shall be open for business for not less than the business hours customary in the trade in its Marketing Area.

          C. SIGNS - Dealer shall identify the Dealer Premises as an authorized sales and service establishment for HUMMER(R) Products with signs leased from Company pursuant to Company's standard sign lease program. The lease program may include multiple signs, but Dealer will obtain the largest single sign allowed by local ordinance.

          D. PERSONNEL - Dealer shall employ and train a sufficient number of competent personnel of good character, including a Product Manager and other managers, sales persons, parts personnel and service technicians, to fulfill all of Dealer's responsibilities under this Dealer Agreement, and shall cause the personnel to attend training schools as Company may establish for them from time to time.

          E. CUSTOMER EDUCATION - Dealer shall, in accordance with Company's instructions, provide to purchasers of HUMMER(R) Products the appropriate forms, documents, owner's manuals and educational materials developed by Company to educate and familiarize Customers and other users of HUMMER(R) Products with the various features and capabilities of the HUMMER(R) Products.

          F. REPORTS - Dealer shall furnish to the Company, at the times, on the forms and in the manner prescribed by the Company, complete, accurate and true statements of the financial condition and operating results of the Dealer's business in HUMMER(R) Products, and such sales and other reports as the Company from time to time may require. Company shall treat financial information furnished by Dealer in a confidential manner and, unless authorized by Dealer or required by law, or offered in evidence in judicial or arbitration proceedings, the information shall not be furnished, except as an unidentified part of a composite or coded report, to any third party.

          G. DEALER'S STOCKS - Subject to availability, Dealer shall maintain stocks of HUMMER(R) Products of an assortment and quantity sufficient to meet Dealer's share of current demand therefore in the Dealer's Marketing Area and to enable Dealer to meet its sales and service responsibilities pursuant to this Dealer Agreement.

          H. DEMONSTRATORS - Dealer shall keep available at all times in good appearance and running order at least one current model year demonstrator from Dealer inventory.

          I. CUSTOMER SATISFACTION - Dealer shall cooperate with Company programs and develop and maintain its own programs designed to develop good relationships among Dealer, Company, and the consuming public. Dealer shall make every effort to handle satisfactorily all matters brought to its attention relating to the sale and servicing of HUMMER(R) Products, and shall make regular contact with owners and users of HUMMER(R) Products in Dealer's Marketing Area, and shall report promptly to Company the details of each inquiry or complaint received by Dealer relating to any HUMMER(R) Product which the Dealer cannot handle satisfactorily.

          J. TRADE PRACTICES AND ADVERTISING - Dealer shall at all times conduct business in a manner that will reflect favorably on the good name of Company, HUMMER(R) Products, other HUMMER(R) Dealers, and Dealer. Dealer shall not engage in any "bait and switch," deceptive, misleading, confusing, or illegal advertising or business practices. Dealer shall not display, offer for sale, or promote as a HUMMER(R) Product any product which is not a HUMMER(R) Product. Dealer shall not make any false or misleading statement or representation to a Customer as to any HUMMER(R) Product or any other item of purchase, or the source, condition, warranty capabilities thereof, prices or charges therefore, or the charges made by Company for distribution, delivery, taxes or other items.

          K. COMPLIANCE WITH APPLICABLE LAWS - Dealer shall comply with all applicable federal, state and local laws, rules and regulations, including without limitation those related to motor vehicle safety, environmental concerns and customer service. Company shall provide Dealer and Dealer shall provide Company with any reasonably requested information or assistance necessary to enable the other to comply with any federal, state or local laws, rules or regulations.

          L. CUSTOMER DEPOSITS - Dealer shall use all reasonable efforts to safeguard each deposit of cash or property (and any proceeds therefrom) received from a Customer in anticipation of a future delivery of any HUMMER(R) Product.

          M. SUGGESTED PRICE LABELS - If any HUMMER(R) Motor Vehicle required to bear a label pursuant to the Federal Automobile Information Disclosure Act is ever delivered by Company to Dealer with an incorrect label, or without a completed label, as required by the Act, Dealer shall promptly complete and affix to such vehicle a label on the form and per directions furnished by the Company.

SECTION 19: SYSTEMS.

          A. SALES AND SERVICE SYSTEMS - Dealer will purchase, implement and maintain the Company designated materials and programs to promote the proper, consistent and competitive display, sales and service of HUMMER(R) Products. Dealer can obtain the foregoing materials from Company or a Company approved third-party supplier. Periodically, Company may determine that new or updated materials, information or programs are necessary. Dealer will purchase, implement and maintain any new or updated materials as they become available.

          B. DEALER COMMUNICATION SYSTEM - Dealer will acquire from Company a communications system which permits direct communication between Dealer, other HUMMER(R) Dealers and Company, and which gives Company ready access to Dealer's accounts and records. To maintain the necessary integration among Company and its Dealers, Dealer will update its communications system as required by Company from time to time. Dealer will pay to Company a monthly maintenance fee for the communications system and will provide and pay the cost for one local phone line for the system's use.

          C. ADDITIONAL SYSTEMS - Dealer can use additional systems that are compatible with Company's systems, but will discontinue use of systems that Company deems incompatible.

SECTION 20: RECORDKEEPING, AUDITS, INSPECTIONS AND TESTS.

          A. RECORDS - Dealer shall maintain accurate and complete records of its HUMMER(R) business operations in conformance with prudent business practices.

          B. INSPECTIONS AND TESTS - At reasonable times and intervals, Dealer shall allow Company designated persons to examine Dealer's facilities, stocks of HUMMER(R) Products, used vehicles and vehicles in for service, to test Dealer's equipment and to examine, copy and audit any or all of Dealer's records and documents relating in any way to Dealer's HUMMER(R) business operations. Dealer shall maintain all HUMMER(R) business records and documents for two years from the date of creation or, for documents relating to any claims made upon or paid by Company, for two years from the date of payment, or for such longer period as may be required by law.

          C. AUDITS - Company may, upon reasonable notice and at reasonable times, audit Dealer's records, including all records relating to claims made upon or paid by Company. Company may audit records relating to claims made upon or paid by Company at any time within two years of the date the claim is paid. Company has the right to charge back to Dealer any claim found to have been paid in error by Company or any other claim paid on the basis of false, fraudulent or incomplete information.

SECTION 21: INDEMNIFICATION.

     A. BY COMPANY - Company shall defend, indemnify, hold harmless and protect Dealer from any losses, damages or expense, including costs and attorney's fees, resulting from or related to lawsuits, complaints or claims commenced against Dealer by third parties concerning:

          1. Property damage to a HUMMER(R) Product or bodily injury or property damage arising out of an occurrence caused solely by a "production defect" in that product (i.e., due to defective materials or workmanship utilized or performed at the factory), except for any "production defect" in tires not manufactured by Company or AM General Corporation; provided that the production defect could not have been discovered by the Dealer in the reasonable pre-delivery inspection of the HUMMER(R) Product as recommended by Company.

          2. Property damage to a HUMMER(R) Product or bodily injury or property damage arising out of an occurrence caused solely by a defect in design of that product, except for a defect in the design of tires not manufactured by Company or AM General Corporation.

          3. Any damage occurring to a new HUMMER(R) Motor Vehicle and repaired by Company or AM General Corporation (excluding removal and replacement of an entire component with a like component where no welding, riveting or painting is involved) from the time the HUMMER(R) Motor Vehicle leaves the assembly plant or warehouse to the time it is delivered to the designated location, provided Company failed to notify Dealer in writing of the damage and repair in transit prior to delivery of the HUMMER(R) Motor Vehicle to the first retail customer.

          4. Personal injury or property damage arising out of a negligent or improper act by a Company employee.

          5. Claims that Dealer's use of the HUMMER(R) Marks is an infringement of the third-party's intellectual property rights.

     B. CLAIMS - Any claim for indemnification must by submitted to Company within five business days after service of the complaint. Dealer shall promptly provide Company with copies of all pleadings along with all information then available regarding the circumstances giving rise to the underlying claim. All indemnification claims shall be submitted to Company's general counsel at 105 N. Niles Avenue, Post Office Box 7025, South Bend, Indiana, 46634-7025, or such other address as Company may designate.

     C. COOPERATION CHOICE OF COUNSEL - If Dealer requests indemnification from Company, Company shall have the option, upon notice to Dealer, to retain counsel and assume full control over the defense of the lawsuit. Dealer shall cooperate fully in the defense of the lawsuit. If Dealer does not cooperate in the defense of the lawsuit or otherwise interferes in Company's control over the defense of the lawsuit, Company's obligation to indemnify Dealer shall cease.

SECTION 22: CHANGE IN MANAGEMENT OR OWNERSHIP.

     A.   CHANGE IN MANAGEMENT - Any change in the Dealer Operator identified in
          Section 6 of this Dealer Agreement must have Company's prior written approval. Company will approve a change in Dealer Operator if (1) Dealer submits copies of all agreements between or among it, the proposed Dealer Operator and all Dealer Owners, (2) the proposed Dealer Operator successfully completes the Dealer Selection Process then used by Company to evaluate proposed new dealer operators, (3) the proposed Dealer Operator is ready, willing and able to comply with the requirements of this Dealer Agreement, (4) the proposed Dealer Operator demonstrates an ability to and agrees to adhere to and implement the Dealer's Business Plan, (5) the proposed Dealer Operator satisfies Company's capital requirements, and (6) all outstanding monetary obligations of Dealer to Company have been paid. At the time Dealer applies for a change in Dealer Operator, Dealer will pay Company a non-refundable fee to defray costs associated with review of the proposal. Company has no obligation to consider the proposal until it has received this non-refundable payment.

     B. NOMINAL CHANGE IN OWNERSHIP - Company hereby consents to any change in ownership of Dealer in which an existing Dealer Owner transfers to another Dealer Owner or a third party any equity ownership or beneficial interest in Dealer provided that the transfer does not cause the transferee to own or control fifteen percent (15%) or more of the equity ownership, beneficial interest or voting control of Dealer and provided that Dealer gives Company notice of the change within 30 days of the transfer.

     C. MINORITY CHANGE IN OWNERSHIP - Any change in the ownership of Dealer that first results in the transferee owning or controlling fifteen percent (15%) or more of the equity ownership, beneficial interest or voting control of Dealer, but less than a majority interest or voting control must have prior written approval by Company. Company will approve a minority change in Dealer ownership if (1) Dealer submits copies of all agreements between or among it, and all Dealer Owners,
          (2) any new Dealer Owner satisfies the applicable Dealer Selection Criteria, (3) the change does not adversely affect Dealer's capital structure, (4) the change does not adversely affect Dealer's ability and commitment to adhere to and implement the Dealer's Business Plan,
          (5) the proposed Dealer Operator satisfies Company's capital requirements, and (6) all outstanding monetary obligations of Dealer to Company have been paid. At the time Dealer applies for a change in ownership, Dealer will pay Company a non-refundable fee to defray costs associated with review of the proposal. Company has no obligation to consider the proposal until it has received this non-refundable payment.

     D. MAJORITY CHANGE IN OWNERSHIP OR CONTROL - Any change in the majority ownership or control of Dealer must have Company's prior written approval which Company will not unreasonably withhold. At the time Dealer applies for a change in majority ownership, Dealer will pay Company a non-refundable fee to defray costs associated with review of the proposal and submit copies of all agreements between or among it, the proposed new Dealer, the proposed new Dealer Operator, the proposed Dealer Owners and all Dealer Owners. Company has no obligation to consider the proposal until it has received the non-refundable payment and all relevant agreements. Any request for approval of a change in the majority ownership or control is considered a request by Dealer to terminate this Dealer Agreement and a request by the prospective majority owner for the issuance of a new dealer agreement.

     E. NON-ASSIGNABILITY OF DEALER AGREEMENT - Dealer may not transfer or assign this Dealer Agreement to any third party.

     F. RIGHT OF FIRST REFUSAL OR OPTION TO PURCHASE - Dealer hereby grants to Company the right to acquire all or substantially all of Dealer's assets used in the operation of its HUMMER(R) dealership. This right will become effective upon (1) Dealer submitting to Company a proposal for a change in Dealer Operator or (2) an unauthorized change in Dealer Operator or (3) Dealer submitting to Company a proposal for change in majority ownership or control or (4) an unauthorized change in ownership or (5) any attempt by Dealer to transfer or assign this Dealer Agreement or (6) Dealer's agreement to transfer all or substantially all of the assets used in its HUMMER(R) operations or
          (7) the issuance of either party to this Dealer Agreement of a termination notice pursuant to Section 24. Company may transfer or assign its rights pursuant to this Section 22.F to any party, provided that Company guarantees the full payment of the purchase price by the assignee.

     G. EXERCISE OF RIGHT - By written notice to Dealer, Company may, in its discretion, exercise its right pursuant to Section 22.F at any time within 60 days after first being given notice by Dealer of an event listed in Section 22.F. Any change in the terms of a proposal to change the Dealer Operator or ownership or a proposal to transfer the dealership assets shall extend the period in which Company may exercise its right pursuant to Section 22.F until 60 days following notice to Company of the change. If Dealer has entered into an agreement to sell all or substantially all of its assets used in connection with its HUMMER(R) operations, then Company, upon exercise of its right pursuant to Section 22.F, will acquire the assets that are the subject of the agreement for substantially the same price and on substantially the same terms. If Dealer has submitted a proposal for a change in Dealer Operator, or a majority change in ownership, or if Dealer has attempted to transfer or assign this Dealer Agreement, or if an unauthorized change in Dealer Operator or ownership has occurred, or if a notice of termination has been issued, then Company, upon exercise of its right pursuant to Section 22.F, will acquire the principal assets used by Dealer in its HUMMER(R) operations, as determined by Company, at their fair market value, as determined by an independent appraiser selected and paid for by Company.

SECTION 23: SUCCESSION RIGHTS UPON DEATH OR INCAPACITY.

     A. SUCCESSOR ADDENDUM - Dealer can apply for a Successor Addendum designating a proposed Dealer Operator or Owners of a successor Dealer to be established if this Dealer Agreement terminates because of death or incapacity. Company will execute the Successor Addendum if (1) the proposed Dealer Operator successfully completes the Dealer Selection Process then used by Company to evaluate proposed new dealer operators, (2) any proposed Dealer Owners satisfy applicable Dealer Selection Criteria, (3) the proposed successor Dealer and the proposed Dealer Operator are ready, willing and able to comply with the requirements of a new Dealer Agreement and agree to adhere to and implement the Dealer's Business Plan and (5) all outstanding monetary obligations of Dealer to Company have been paid. The proposed Dealer Operator or owners will not be required to meet the usual capital requirements nor demonstrate an ability to implement Dealer's Business Plan until the Successor Addendum is implemented. At the time of application, Dealer will pay Company a non-refundable fee to defray costs associated with review of the proposal.

     B. RIGHTS OF REMAINING OWNERS - If this Dealer Agreement terminates because of the Dealer Operator's death or incapacity, and Dealer and Company have not executed a Successor Addendum, the remaining Dealer OWNERS may propose a successor Dealer to obtain a new Dealer Agreement. The proposal must be made in writing to Company at least 30 days prior to the termination of this Dealer Agreement. At the time of application, Dealer will pay Company a non-refundable fee to defray costs associated with review of the proposal.

     C. LIMITATION ON OFFERS - Company's offer of a Dealer Agreement to a successor Dealer, Dealer Operator or Owner will automatically expire if not accepted within 60 days after the offer is made.

     D. CANCELLATION OF SUCCESSOR ADDENDUM - Dealer may cancel an executed Successor Addendum at any time prior to the death or incapacity of the Dealer Operator. Company may cancel an executed Successor Addendum only if the proposed Dealer Operator or proposed Owner(s) no longer meets the Dealer Selection Criteria applicable to each.

SECTION 24: TERMINATION.

     A. BY DEALER - Dealer may terminate this Dealer Agreement by written notice to Company. Termination will be effective 60 days after Company's receipt of the notice, unless otherwise agreed in writing.

     B. FAILURE TO BE LICENSED - If Company or Dealer fails to secure or maintain any license required for the performance of obligations under this Dealer Agreement or the license is suspended or revoked, either party may immediately terminate this Dealer Agreement by written notice to the other party.

     C. MISREPRESENTATION - Company may terminate this Dealer Agreement upon seven days notice if Dealer, any Dealer Owner or Dealer Operator submits any false information to or makes any misrepresentations to Company, including, without limitation, the submission of any false information in connection with a claim made to or upon Company, whether or not Dealer offers or makes or Company seeks or obtains restitution of any payments made to Dealer on the basis of the false information.

     D. FAILURE TO CONDUCT OPERATIONS - Company may terminate this Dealer Agreement upon 15 days notice if Dealer fails to conduct customary business operations for seven consecutive days and fails to reopen for continuous operations during the notice period or if Dealer files a voluntary petition under any bankruptcy or receivership law, is declared bankrupt, insolvent or otherwise demonstrates an inability to meet its financial obligations as they mature or if a court appoints a temporary or permanent receiver, trustee or custodian for the Dealer or its assets.

     E. DISQUALIFICATION OR CHANGE OF DEALER OPERATOR OR OWNER - Company may terminate this Dealer Agreement upon 30 days notice if Dealer Operator or any Dealer Owner fails to continue to meet the Dealer Selection Criteria applicable to each; or Dealer Operator is changed or withdraws without Company's prior written approval; or if a minority or majority change in ownership or control occurs without Company's prior written approval; or if Dealer otherwise breaches this Dealer Agreement, and the basis for termination is not eliminated during the notice period.

     F. CONVICTION OF CRIME - Company may terminate this Dealer Agreement upon 15 days notice if Dealer, Dealer Operator or any Dealer Owner is convicted of any crime. Dealer must report to Company if Dealer or any Dealer Owner is convicted of a crime within seven days following the conviction.

     G. FAILURE OF PERFORMANCE - If Dealer fails to perform its obligations pursuant to its Business Plan, Company will review that failure with Dealer. If Company determines that corrective action by Dealer is not forthcoming, it will notify Dealer of the failure in writing and of the period of time during which Dealer is expected to remedy the failure. If the failure is not remedied within that period, Company may terminate this Agreement by giving Dealer 90 days advance written notice.

     H. RELIANCE ON ANY APPLICABLE TERMINATION PROVISION - The terminating party may select the termination provision under which it elects to terminate without reference in its termination notice to any other provision that may also be applicable. The terminating party also may subsequently assert other grounds for termination.

SECTION 25: TRANSACTIONS AFTER TERMINATION.

     A. ORDERS - If Dealer and Company do not enter into a new Dealer Agreement when this Dealer Agreement terminates, all unfilled orders for HUMMER(R) Products will be canceled as of the date of termination, except as provided in this Section. Termination of this Dealer Agreement will not release Dealer or Company from the obligation to pay any amounts owing the other when due.

     B. DELIVERIES - If Dealer voluntarily terminates this Dealer Agreement, or if it terminates because of the Dealer Operator's death or incapacity, Company will use its best efforts, consistent with distribution procedures, to furnish Dealer with HUMMER(R) Motor Vehicles sufficient to fill Dealer's bona fide retail orders on hand on the effective date of termination, not to exceed, however, the total number of HUMMER(R) Motor Vehicles invoiced to Dealer for retail sale during 90 days preceding the effective date of termination.

     C. EFFECT OF TRANSACTIONS AFTER TERMINATION - Neither the sale of HUMMER(R) Products to Dealer nor any other act by Company or Dealer after termination of this Dealer Agreement will be a waiver of the termination.

SECTION 26: TERMINATION ASSISTANCE.

     A. REACQUISITION OF HUMMER(R) PRODUCTS - Upon termination of this Dealer Agreement, Dealer may elect to return to Company for credit the following HUMMER(R) Products:

          1. MOTOR VEHICLES - Each unused, undamaged, unsold and salable current model year Motor Vehicle in stock on the effective date of termination with less than 50 miles on the odometer, provided that the vehicle has not been altered outside the factory and provided further that the vehicle was purchased from Company or another HUMMER(R) Dealer prior to Dealer receiving its termination notice.

          2. PARTS AND ACCESSORIES - All unused, undamaged, unsold and salable Parts and Accessories in stock on the effective date of termination, provided that the Parts and Accessories were purchased from Company or another HUMMER(R) Dealer within the twelve month period preceding the effective date of termination.

          3. TOOLS - All special tools acquired by Dealer to perform its obligations pursuant to this Dealer Agreement and which cannot reasonably be used in connection with the operation of any other business.

     B. REACQUISITION PRICES - Company shall pay Dealer for all HUMMER(R) Products reacquired following termination by first applying any amounts due Dealer as an offset to any amounts owed by Dealer to Company. Following the settlement of all accounts between the parties, and upon tender by Dealer to Company of a general release, Company will remit to Dealer the balance, if any, of any amounts due Dealer within ninety (90) days. The prices to be paid by Company for the reacquisition of HUMMER(R) Products following termination are as follows:

          1. MOTOR VEHICLES - The price paid by Dealer, less all rebates, discounts, allowances and transportation costs from Dealer Premises to Company's place of manufacture.

          2. PARTS AND ACCESSORIES - The current price for the Parts and Accessories as shown on Company's price list, less a ten percent (10%) restocking charge.

          3. TOOLS - Acquisition price less ten percent (10%) for each year or partial year of use since the date of acquisition.

     C. ELECTION OF BENEFITS AND GENERAL RELEASE - Prior to the effective date of termination, Company shall provide Dealer with a form pursuant to which Dealer will elect to accept or reject the termination benefits offered in this Section. If Dealer fails to return the form within 30 days of receipt, Dealer shall be deemed to have elected to accept the benefits. Upon Dealer's election to accept the termination benefits offered in this Section, Company shall be released from any and all other liability to Dealer with respect to all relationships and actions between Company and Dealer, however claimed to arise, except for any liabilities Company has agreed to assume in a separate writing.

SECTION 27: DEALER APPEAL BOARD.

In an effort to avoid unnecessary confrontations and adversarial relationships, Company has established a Dealer Appeal Board. The Board will be comprised of three members selected by the Company, two of whom will be Company representatives and the third may be a dealer representative selected by Company. Any protest, controversy or claim by Dealer with respect to any action by Company in connection with the parties' obligations under this Dealer Agreement shall first be submitted to the Dealer Appeal Board for evaluation, mediation and, to the extent possible, resolution to the satisfaction of both parties. With respect to a claim arising out of a termination notice, Dealer must submit any appeal to the Dealer Appeal Board within fifteen (15) days of receiving the termination notice. With respect to all other claims, Dealer must submit any appeal to the Dealer Appeal Board within one year of the conduct which gave rise to the claim. Any Dealer Appeal Board decision shall be binding on Company, but shall not be binding on Dealer. Appeal to the Dealer Appeal Board is a condition precedent to Dealer's right to pursue any other remedy available under this Dealer Agreement, or otherwise available at law or in equity, including any claim arising under any state or federal statute. All of Dealer's causes of action at law or in equity and all rights and remedies before federal, state, or local administrative agencies, departments or boards shall be forever barred unless commenced or instituted within one year after the date of the Dealer Appeal Board's decision.




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SECTION 28: TRADEMARKS AND SERVICE MARKS.

     A. OWNERSHIP - Dealer acknowledges that Company, or one of its affiliates, is the exclusive owner of the HUMMER(R) Marks. Dealer will not contest Company's ownership or right to exclusive use of any HUMMER(R) Mark. Dealer acknowledges that its use of any HUMMER(R) Marks, either alone or in connection with some other trademark, service mark or trade name, gives it no rights or ownership interest in the HUMMER(R) Marks.

     B. USE - Dealer shall use HUMMER(R) in its trade name only as approved by Company. Dealer shall discontinue use of HUMMER(R) in its trade name or any other use of HUMMER(R) Marks as and when requested by Company.

     C. LITIGATION - Dealer will report to Company any suspected infringements of Company's rights with respect to the HUMMER(R) Marks and will cooperate in any litigation brought by Company to enforce its rights. Company will reimburse Dealer for all costs, including reasonable legal fees, incurred by Dealer as the result of such cooperation.

SECTION 29: GENERAL PROVISIONS.

     A. NO AGENT OR LEGAL REPRESENTATIVE STATUS - This Dealer Agreement does not make either party the agent or legal representative of the other for any purpose, nor does it grant either party authority to assume or create any obligation on behalf of or in the name of the other. No fiduciary obligations are created by this Dealer Agreement.

     B. DEALER'S RESPONSIBILITY FOR ITS OPERATIONS - Except as provided in this Dealer Agreement, Dealer is solely responsible for all expenditures, liabilities and obligations incurred or assumed by Dealer for the establishment and conduct of its operations.

     C. TAXES - Dealer is responsible for all local, state, federal, or other applicable taxes and tax returns related to its business and will hold Company harmless from any related claims or demands made by any taxing authority.

     D. NO IMPLIED WAIVERS - The delay or failure of Company or Dealer to require performance by the other party or the waiver by Company or Dealer of a breach of any provision of this Dealer Agreement will not affect the right to subsequently require performance.

     E. ASSIGNMENT OF RIGHTS OR DELEGATION OF DUTIES - Company may assign this Dealer Agreement and any rights or delegate any obligations to any affiliated or successor company, and will provide Dealer written notice of the assignment or delegation. Any assignment or delegation by Company will not relieve Company of liability for the performance of its obligations.





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     F.   ACCOUNTS PAYABLE - All monies or accounts due Dealer will be considered net of Dealer's indebtedness to Company. Company may deduct any amounts due or to become due from Dealer to Company, or any amounts held by Company from any sums or accounts due or to become due from Company to Dealer.

     G. REVIEW AND MODIFICATIONS OF DEALER AGREEMENT TERMS - In the event Company decides to uniformly modify the provisions of all Dealer Agreements to which it is a party, Dealer will accept termination of this Dealer Agreement and execute the new Dealer Agreement. The rights and obligations of Dealer that may otherwise become applicable upon termination of this Dealer Agreement will not be applicable.

     H. APPLICABLE LAW - This Dealer Agreement is governed by and shall be construed and interpreted according to the laws of the State of Indiana.

     I. NOTICES - Any notices required or permitted to be given by either Company or Dealer to the other shall be in writing and delivered in person or by use of First Class Mail, postage prepaid. Notices to Company shall be addressed to the President or a Vice President of Company, at 105 N. Niles Avenue, Post Office Box 7025, South Bend, Indiana, 46634-7025. Notices to Dealer shall be delivered or mailed to Dealer at Dealer's principal place of business as identified in the Dealer Agreement. Notices shall be effective the date of mailing.

     J. SEPARABILITY OR TERMINATION - If any provision of this Dealer Agreement is declared invalid or unenforceable under the law of any place where it is to be performed, Company may either terminate this Dealer Agreement in its entirety or continue with the remainder of this Dealer Agreement in full force and effect as if the invalid or unenforceable provision had not been included in this Dealer Agreement.

     K. SOLE AGREEMENT OF PARTIES - Except as provided in this Dealer Agreement, Company has made no promises to Dealer, Dealer Operator or Dealer Owner and there are no other agreements or understandings, either oral or written, between the parties affecting this Dealer Agreement or relating to any of the subject matters covered by this Dealer Agreement. Except as otherwise provided herein, this Dealer Agreement cancels and supersedes all previous agreements between the parties that relate to any matters covered by this Dealer Agreement. No agreement between Company and Dealer which relates to matters covered herein, and no change in, addition to (except the filling in of blank lines), or erasure of any printed portion of this Dealer Agreement, will be binding unless it is approved in a written agreement.




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